U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 29, 2022

OAKTREE STRATEGIC INCOME II, INC.

(Exact name of registrant as specified in charter)

Delaware	814-01281	83-0566439
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 29, 2022, Oaktree Strategic Income II, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As of January 4, 2022, the record date for the Annual Meeting, 17,401,121 shares of common stock of the Company were outstanding and entitled to vote. 8,932,327 of those shares were present or represented at the Annual Meeting, constituting a quorum.

Set forth below are the two proposals voted upon by the Company’s stockholders at the Annual Meeting, together with the voting results for each proposal. Each proposal was approved by the requisite vote.

Proposal 1. The election of two directors, who will each serve until the 2025 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified:

Name	For	Withheld	Broker Non- Votes
Deborah Gero	8,691,296	241,031	0
Stephen Mosko	8,658,028	274,299	0

Proposal 2. The ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022:

For	Against	Abstain	Broker Non- Votes
8,725,626	63,405	143,296	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME II, INC.

Date: August 1, 2022	By:	/s/ Mary Gallegly
		Name:	Mary Gallegly
		Title:	General Counsel and Secretary